PRICING SUPPLEMENT NO. 97-10 Dated September 30, 1997  Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No.333-30543




                         BENEFICIAL CORPORATION

                        Medium-Term Notes, Series I
                            (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                             Interest
Principal                     Settlement     Maturity        Rate
Amount          CUSIP #       Date           Date            Per Annum


$ 5,000,000     08172MGS9     10/03/1997     10/03/2002      6.45%

$ 5,000,000     08172MGT7     10/03/1997     10/04/2005      6.75%

$31,000,000     08172MGR1     10/03/1997     10/03/2007      6.85%